EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in Form SB-2 Registration Statement (File No. 333-_________) under the Securities Act of 1933 of Intellinger Software Corporation (a Nevada corporation) of our independent auditor's report dated October 23, 2002, relating to the consolidated balance sheet of Intellinger Software Corporation and Subsidiary as of August 31, 2002 and June 30, 2002 and the related statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for the period from July 1, 2002 through August 31, 2002, for the period from April 10, 2002 (date of inception) through June 30, 2002 and for the period from April 10, 2002 (date of inception) through August 31, 2002, respectively, which accompany the financial statements contained in such Form SB-2 Registration Statement under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".


                                        /s/ S. W. HATFIELD, CPA

Dallas, Texas
November 7, 2002